                                                                     EXHIBIT 3.1




                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                               PIVOTAL CORPORATION
                           (as amended June 18, 1999)


                                   MEMORANDUM
                                    (ALTERED)

                                       OF


                               PIVOTAL CORPORATION

1.     The name of the Company is PIVOTAL CORPORATION.


2. The authorized capital of the Company consists of 232,546,474 shares divided into:

       (a)    200,000,000 Common shares without par value;
       (b)    600,000 Class B Common shares with a par value of $0.03 each;
       (c)    2,000,000 Class A Preferred shares without par value;
       (d)    2,000,000 Class B Preferred shares with a par value of $1.17 each;
       (e)    2,658,228 Class D Preferred shares without par value;
       (f)    4,000,000 Class E Preferred shares without par value;
       (g)    1,288,246 Class F Preferred shares without par value; and
       (h)    20,000,000 Preferred shares without par value.

3. Special rights and restrictions attached to the shares are set out in the articles.

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                                    ARTICLES
                                    (AMENDED)

                                       OF

                               PIVOTAL CORPORATION

                           PART 1 - TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
PART 1 - TABLE OF CONTENTS...................................................................1

PART 2 - INTERPRETATION......................................................................3

PART 3 - SHARES..............................................................................3

PART 4 - BRANCH REGISTERS....................................................................4

PART 5 - TRANSFER AND TRANSMISSION OF SHARES.................................................4

PART 6 - PURCHASE AND REDEMPTION OF SHARES...................................................5

PART 7 - GENERAL MEETINGS....................................................................5

PART 8 - VOTING OF MEMBERS...................................................................7

PART 9 - DIRECTORS...........................................................................9

PART 10 - POWERS AND DUTIES OF DIRECTORS....................................................10

PART 11 - DISCLOSURE OF INTEREST OF DIRECTORS...............................................11

PART 12 - PROCEEDINGS OF DIRECTORS..........................................................11

PART 13 - EXECUTIVE AND OTHER COMMITTEES....................................................12

PART 14 - OFFICERS..........................................................................13

PART 15 - INDEMNITY AND PROTECTION OF DIRECTORS,  OFFICERS
          AND EMPLOYEES.....................................................................13

PART 16 - DIVIDENDS AND RESERVE.............................................................14

PART 17 - DOCUMENTS, RECORDS AND REPORTS....................................................15

PART 18 - NOTICES...........................................................................15


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
PART 19 - SEAL..............................................................................16

PART 20 - PROHIBITIONS......................................................................17

PART 21 - RIGHTS AND RESTRICTIONS ATTACHED TO THE CLASS A COMMON SHARES, THE
          CLASS B COMMON SHARES, THE CLASS A PREFERRED SHARES, THE CLASS B
          PREFERRED SHARES, THE CLASS D PREFERRED SHARES, THE CLASS E PREFERRED
          SHARES, AND THE CLASS F PREFERRED SHARES..........................................17


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                                     - 4 -



                             PART 2 - INTERPRETATION



2.1     These Articles are subject to the provisions of the  Company Act.


2.2 In these Articles, unless there is something in the subject or context inconsistent herewith:

        "Board" and "Directors" or "directors" mean the directors or sole director of the Company for the time being.

        "Company Act" means the Company Act of the Province of British Columbia from time to time in force and includes the regulations made pursuant thereto.

        "registered owner", "registered holder", "owner", or "holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

        "Securities Act" means the Securities Act of the Province of British Columbia from time to time in force and includes the regulations and policies made pursuant thereto.

2.3 A reference to writing includes any visible form of representing or reproducing words.

2.4 Words importing the singular or plural, a person or corporation, or the masculine, feminine or neuter gender shall include the other or others of them respectively as the context requires.

2.5 The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.


                                 PART 3 - SHARES


3.1 The shares in the Company shall be under the control of the directors who may, subject to the rights of the holders of any shares, allot, issue, or otherwise deal with them, at such times, to such persons (including directors) in such manner, at such price or consideration, upon such terms and conditions, as they, in their discretion, may determine.

3.2 The directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares.

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                                     - 5 -



3.3 Except as required by law or these Articles, no person shall be recognized by the Company as having any interest whatsoever in any share except the registered holder thereof.

3.4 If a share is registered in the names of two or more persons they shall be joint holders.

3.5 Neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any share certificate being lost in the mail or stolen.

3.6 A share certificate or debt obligation bearing the printed or mechanically reproduced signature of a person shall not be invalid at its date of issue by reason of the fact that such person shall have ceased to hold the office he is stated to hold on such certificate or debt obligation.


                            PART 4 - BRANCH REGISTERS


4.1 Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members or debenture holders at such place or places as the directors may from time to time determine.


                  PART 5 - TRANSFER AND TRANSMISSION OF SHARES


5.1 Subject to the provisions of the Memorandum and of these Articles, a member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer may be in the form, if any, on the back of the share certificate representing the shares, or in such other form as the directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the transferee as named in the instrument of transfer or, if no transferee is named in the instrument of transfer, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3 Neither the Company nor any director, officer or agent thereof shall be bound to inquire into the title of the person named in the instrument of transfer as transferee, or, if no person is so named, of the person on whose behalf the certificate is deposited for the purpose of having the transfer registered, or be liable to any person for registering or not registering the transfer, and the transfer when registered shall confer upon the person in whose name the shares have been registered a valid title to the shares.

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                                     - 6 -



5.4 Every instrument of transfer shall be executed by the transferor and left for registration at the registered office of the Company or at the office of its transfer agent or registrar together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor to, or his right to transfer, the shares and the right of the transferee to have the transfer registered. If the transfer is registered all instruments of transfer and evidence shall be retained by the Company or its transfer agent or registrar and, if the transfer is not registered, they together with the share certificate shall be returned to the person depositing them.

5.5 There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

5.6 In the case of the death of a member, his legal personal representative, or if he was a joint holder the surviving joint holder, shall be the only person recognized by the Company as having any title to his interest in the shares. Before recognizing a person as a legal personal representative the directors may require him to obtain from a court of competent jurisdiction a grant of letters probate or letters of administration.


                   PART 6 - PURCHASE AND REDEMPTION OF SHARES


6.1 The Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

6.2 If the Company proposes to redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.


                            PART 7 - GENERAL MEETINGS


7.1 The date, time and place of all general meetings of the Company shall be fixed by the directors.


7.2 All business that is transacted at a general meeting shall be special except in the case of an annual general meeting the conduct of and voting at such meeting, the consideration of the financial statements and the reports of the directors and the auditor, a resolution to elect two or more directors by a single resolution, the election of directors, the appointment of the auditor, the fixing of the remuneration of the auditor, such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members, and any business which is brought under consideration by the report of the directors; and in the case of any other general meeting, such business as relates to the conduct of or voting at that meeting.



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                                     - 7 -


7.3 Except as otherwise provided by the Company Act, where any special business to be considered at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall be sufficient if, with respect to such document, it states that a copy of the document is or shall be available for inspection by members at the registered office or records office of the Company or at such other place designated in the notice during usual business hours up to the date of such general meeting.

7.4 No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless there is a quorum at the commencement of the meeting, but the quorum need not continue throughout the meeting.

7.5 A quorum for a general meeting is two persons entitled to vote.

7.6 If within half an hour from the time appointed for a general meeting there is no quorum, the meeting, if convened upon the requisition of members, shall terminate. In any other case it shall be adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting there is no quorum within half an hour from the time appointed for the meeting, the member or members entitled to attend and vote at the meeting who are present or represented by proxy or other proper authority shall be the quorum.

7.7 The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.


7.8 If at any general meeting neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or if present is not willing to act as chairman, the directors present shall choose a chairman; but if all the directors present decline to take the chair or fail so to choose or if no director is present, the members present shall choose a chairman.


7.9 The chairman may, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

7.10 The directors and any other person permitted by the chairman of the meeting shall be entitled to attend any general meeting.

7.11 No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

7.12 Unless the Company Act otherwise provides, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

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                                     - 8 -


                           PART 8 - VOTING OF MEMBERS


8.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he is the registered holder.

8.2 A member, being a corporation, may appoint a proxyholder and may also appoint a representative to act for it by delivering to the Company a copy of a resolution of its directors or other governing body naming a person as its representative. Such representative, subject to any restrictions contained in the resolution, shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual member. If the corporation is a subsidiary of the Company its shares may not be voted and its proxyholder or representative or the proxyholder of the representative may not be counted to make a quorum.

8.3 In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Two or more legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

8.4 A member of unsound mind entitled to attend and vote in respect of whom an order has been made by any court having jurisdiction may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

8.5 A member may by proxy appoint a proxyholder to vote for him on a poll.

8.6 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

8.7 If a poll is demanded it shall be taken either at the meeting and of the members present in person or represented by proxy or other proper authority at the time the poll is taken, or at such other time and in such manner as the chairman may direct. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn.

8.8 In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.



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                                     - 9 -



8.9 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.


8.10 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

8.11 A form of proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation.
A proxyholder shall be a member of the Company unless

        (a) the Company is at the time a reporting company,

        (b) the member appointing the proxyholder is a corporation,

        (c) the Company shall have at the time only one member, or

        (d) all the members present otherwise agree.

8.12 Unless otherwise provided by the directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, or in the information circular relating thereto not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting.

8.13 Except as otherwise provided by law or these Articles, a proxy may be in any form the directors or the chairman of the meeting approve.

8.14 A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.


                               PART 9 - DIRECTORS


9.1 The members, except as otherwise restricted by the Memorandum or Articles, shall be entitled to elect directors, but the number to be elected shall be determined by the directors.


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                                     - 10 -


9.2 The directors may, from time to time, appoint additional directors.

9.3 A casual vacancy occurring in the Board of directors may be filled by the remaining directors or director.

9.4 A director's term of office shall expire on the date fixed at the time of his appointment or election and in the absence thereof on the election of directors either at the annual general meeting next following his appointment or election or by the consent in writing in lieu of such meeting, as the case may be.

9.5 A retiring director shall be eligible for re-election.

9.6 Any director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present or by these Articles deemed to be present unless the directors shall have reasonably disapproved the appointment of such person and given notice to that effect to the director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

9.7 The directors may remove from office a director who is convicted of an indictable offence.

9.8 The remuneration of the directors as such may from time to time be determined by the directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is a director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any director shall perform any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by resolution of the members and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.


                    PART 10 - POWERS AND DUTIES OF DIRECTORS


10.1 The powers of the Company shall be exercised only by the directors, except those which by the Company Act or these Articles are required to be exercised by a resolution of the members and those referred to the members by the directors.

10.2    The directors may from time to time

        (a) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

        (b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

        (c) mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking and the whole or any part of the property and assets (both present and future) of the Company.

10.3 The directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.


                  PART 11 - DISCLOSURE OF INTEREST OF DIRECTORS


11.1 A director shall disclose his interest in and not vote in respect of any proposed contract or transaction with the Company in which he is in any way directly or indirectly interested, but such director shall be counted in the quorum at the meeting of the directors at which the proposed contract or transaction is approved.

11.2 A director may hold any office or place of profit with the Company in addition to his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested shall be voided by reason thereof.

11.3 A director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

11.4 A director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and such director shall not, except as provided by the Company Act or these Articles, be accountable to the Company for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the directors otherwise direct.


                       PART 12 - PROCEEDINGS OF DIRECTORS


12.1 Unless otherwise determined by the directors the President shall be the Chairman of the Board.

12.2 A director may, and the Secretary shall on the request of a director, call a meeting of the directors.


12.3 The Chairman of the Board, or in his absence the President, shall preside as chairman at every meeting of the directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or if the Chairman of the Board and the President have advised the Secretary that they shall not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.


12.4 The directors may meet for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote.

12.5 A meeting of the Board, or of any committee of the Board, may be held in any of the following ways:

        (a)    all of the participants meeting in person;

        (b) some of the participants meeting in person and others communicating with them, by telephone or other means of communication, so that each participant can hear each of the others; or

        (c) all of the participants communicating with each other, by telephone or other means of communication, so that each participant can hear each of the others.

12.6 The quorum necessary for the transaction of business by the directors may be fixed by the directors and if not so fixed shall be a majority of the Board.

12.7 The directors may if there is a quorum act notwithstanding any vacancy.

12.8 Every act of a director is valid notwithstanding any defect that may afterwards be discovered in his election or appointment.

12.9 Any resolution of the directors or of a committee thereof may be passed with the consent in writing to the resolution of all the directors or the members of that committee. The consent may be in counterparts.


                    PART 13 - EXECUTIVE AND OTHER COMMITTEES


13.1 The directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit. The Executive Committee shall have all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in the Executive Committee or any other committee of the Board and such other powers, if any, as are specified.

13.2 The directors may appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee any powers of the Board; except, the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board, and the power to appoint or remove officers appointed by the Board.

13.3 All committees may meet and adjourn as they think fit. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee, and in case of an equality of votes the chairman shall have a second or casting vote.

13.4 All committees shall keep minutes of their actions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board at such times as the Board requires. The directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.


                               PART 14 - OFFICERS


14.1 The directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions as they think fit and may from time to time revoke, withdraw, alter or vary any of such functions, duties and powers.


            PART 15 - INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS
                                  AND EMPLOYEES


15.1 Subject to the provisions of the Company Act, the Company shall indemnify a director or former director of the Company and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each person who acts or has acted at the Company's request as a director and each director on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

15.2 Subject to the provisions of the Company Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary and any Assistant Secretary of the Company if he is not a full time employee of the Company and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and the Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

15.3 The failure of a director or officer of the Company to comply with the provisions of the Company Act, the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

15.4 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.


                         PART 16 - DIVIDENDS AND RESERVE


16.1 The directors may from time to time declare and authorize payment of such dividends, if any, as they deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular by shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the directors. Where any difficulty arises with regard to such a distribution the directors may settle the same as they see fit, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any member is entitled shall be made to the member on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend.

16.2 Any dividend declared on shares of any class may be made payable on such date as is fixed by the directors.

16.3 If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

16.4 Unless otherwise determined by the directors, no dividend shall be paid on any share which has been purchased or redeemed by the Company while the share is held by the Company.

16.5 Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend unless the cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

16.6 Notwithstanding anything contained in these Articles the directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue shares, bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.


                    PART 17 - DOCUMENTS, RECORDS AND REPORTS


17.1 No member of the Company shall be entitled to inspect the accounting records of the Company unless the directors determine otherwise.


                                PART 18 - NOTICES


18.1 Any notice required to be given by these Articles or the Company Act unless the form is otherwise specified may be given orally or in writing.

18.2 A notice in writing, statement, report or other document shall have been effectively sent or given if posted prepaid, delivered, faxed or e-mailed to the person entitled thereto at his address recorded on a register maintained by the Company; and a certificate signed by the Secretary or other officer of the Company or of any other corporation acting on behalf of the Company that the notice, statement, report or other document was so sent or given shall be conclusive evidence thereof.

18.3 A notice, statement, report or other document may be given by the Company to the joint holders of a share by giving it to any of them.

18.4 A notice, statement, report or other document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

18.5 Notice of each directors' meeting, except a directors' meeting held immediately following an annual general meeting of which no notice shall be required, shall be given to every director and alternate director except a director or alternate director who has waived notice or is absent from the Province of Alberta.

18.6 The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

18.7 Every notice of a meeting shall specify the place, day and time of the meeting and if for a general meeting the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

18.8 A director may waive his entitlement to receive a notice of any past, present or future meeting or meetings of directors and may at any time withdraw such waiver. After the waiver is received by the Company and until it is withdrawn no notice need be given to such director or, unless the director otherwise requires in writing to the Company, to his alternate. Meetings held without such notice being given shall not have been improperly called by reason thereof.

18.9 Not less than twenty-four hours' notice of a directors' meeting requiring notice shall be given.

18.10 Where in these Articles any period of time dating from a given day, act or event is prescribed the time shall be reckoned exclusive of such day, act or event.


                                  PART 19 -SEAL


19.1 Notwithstanding any resolution of the directors, if the seal of the Company is affixed and accompanied by the signature of at least one of the Chairman of the Board, the President, a Vice-President, the Secretary, or the Treasurer, or a director, that shall constitute effective execution.

19.2 The Company may have an official seal for use in any other province, state, territory or country.

19.3 The seal of the Company may, if directed by the Board, be reproduced on any document by any means and in any form other than an impression thereof.

                             PART 20 - PROHIBITIONS


20.1 Unless the Company is a reporting issuer, as defined under the Securities Act, the directors may, without assigning reasons, refuse to transfer any share, except as otherwise provided by the Company Act.


                        PART 21 - RIGHTS AND RESTRICTIONS
                         ATTACHED TO THE COMMON SHARES,
                           THE CLASS B COMMON SHARES,
                          THE CLASS A PREFERRED SHARES,
                          THE CLASS B PREFERRED SHARES,
                          THE CLASS D PREFERRED SHARES,
                          THE CLASS E PREFERRED SHARES,
                          THE CLASS F PREFERRED SHARES,
                            AND THE PREFERRED SHARES


21.1    DIVIDEND PROVISIONS

The holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares (collectively "Existing Preferred Shares") shall be entitled to receive dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors; however, in the event dividends are paid on any other outstanding shares of this Company, the holders of Existing Preferred Shares shall be entitled to an amount per share equal to that paid on any other outstanding shares of this Company as determined on a basis as if all the Existing Preferred Shares in question had been fully converted into Common Shares under the provisions of Article 21.4 (the"Converted Basis") on the date of record for the payment of such dividend for such Existing Preferred Shares. Such dividends shall not be cumulative. For greater certainty, if stock dividends are declared and paid on Common Shares the holders of Existing Preferred Shares shall not be entitled to stock or an amount equal to the value of such stock calculated as aforesaid, provided that the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares is adjusted or subject to adjustment pursuant to subparagraph 21.4(c) hereof.

21.2    LIQUIDATION PREFERENCE

(a) In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary, the holders of Class F Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares, Common Shares or Class B Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

               (i) U.S. $6.21 for each outstanding Class F Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class F

                      Issue Price"); and

               (ii) an amount equal to any declared but unpaid dividends on such shares.

               If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class F Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class F Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(b) Upon the completion of the distribution required by subparagraph (a) of this Article 21.2, if assets remain in this Company, the holders of Class E Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Common Shares or Class B Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

               (i) U.S. $1.35 for each outstanding Class E Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class E Issue Price"); and

               (ii) an amount equal to any declared but unpaid dividends on such shares.

               If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class E Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class E Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(c) Upon the completion of the distributions required by subparagraphs (a) and (b) of this Article 21.2, if assets remain in this Company, the holders of Class D Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Class B Preferred Shares, Common Shares or Class B Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

               (i) U.S. $0.79 for each outstanding Class D Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class D Issue Price"); and

               (ii) an amount equal to any declared but unpaid dividends on such shares.

       If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class D Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class D Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(d)    Upon the completion of the distributions required by subparagraphs (a),
       (b) and (c) of this Article 21.2, if assets remain in this Company, the holders of Class B Preferred Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Class A Preferred Shares, Common Shares or Class B Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

               (i) U.S. $1.00 for each outstanding Class B Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class B Issue Price"); and

               (ii) an amount equal to any declared but unpaid dividends on such shares.

       If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class B Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts , then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(e)    Upon the completion of the distributions required by subparagraphs (a),
       (b), (c) and (d) of this Article 21.2, if assets remain in this Company, the holders of Class A Preferred Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of Common Shares or Class B Common Shares by reason of their ownership thereof, an amount per share equal to the sum of:

               (i) U.S. $0.30 for each outstanding Class A Preferred Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) (the "Original Class A Issue Price"); and

               (ii) an amount equal to any declared but unpaid dividends on such shares.

       If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class A Preferred Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(f)    Upon the completion of the distributions required by subparagraphs (a),
       (b), (c), (d) and (e) of this Article 21.2, if assets remain in this Company, the holders of the Common Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the Class B Common Shares by reason of their ownership thereof, an amount per share equal to any declared but unpaid dividends on such share.

       If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Common Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(g)    Upon the completion of the distributions required by subparagraphs (a),
       (b), (c), (d), (e) and (f) of this Article 21.2, if assets remain in this Company, the holders of the Class B Common Shares of this Company shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of any other class of shares by reason of their ownership thereof, an amount per share equal to any declared but unpaid dividends on such share.

       If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class B Common Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Common Shares in proportion to the aggregate full aforesaid preferential amounts to which each such holder would otherwise be entitled.

(h)    After the distributions described in subparagraphs (a), (b), (c), (d),
       (e), (f) and (g) of this Article 21.2 have been paid, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares, Class F Preferred Shares pro rata based on the number of Common Shares held by each on a Converted Basis, together with the holders of Common shares and Class B Common Shares.

(i) A reorganization of this Company or a consolidation or merger of this Company with or into any other company or companies, or a sale, conveyance or disposition of all or substantially all of the assets of this Company or the completion of a transaction or class of related transactions in which more than 50% of the voting power of the Company is disposed of, except for and excluding a transaction described in Article 21.4(a)(iii)(A), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Article 21.2.

(j) Any securities to be delivered pursuant to subparagraph (i) above shall be valued as follows:

       (i) Securities not subject to a hold period or other similar restrictions on free marketability:

                      (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                      (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                      (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Company and the holders of Existing Preferred Shares which would be entitled to receive such securities or the same type of securities and which Existing Preferred Shares represent at least a majority of the voting power of all then outstanding shares of Existing Preferred Shares.

               (ii) The method of valuation of securities subject to a hold period or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clause (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Company and the holders of Existing Preferred Shares which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Existing Preferred Shares.

(k) In the event the requirements of subparagraph (i) of this Article are not complied with, the Company shall forthwith either:

                      (i) cause such closing to be postponed until such time as the requirements of this Article 21.2 have been complied with, or

                      (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Class A, Class B, Class D, Class E and Class F Preferred Shares, Common Shares and Class B Common Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subparagraph (l) hereof.

(l) The Company shall give each holder of record of Existing Preferred Shares written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provision of this Article 21.2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Existing Preferred Shares which are entitled to such notice rights or similar notice rights and which represents at least a majority of the voting power of all then outstanding shares of such Existing Preferred Shares.

(m) The provisions of this Article 21.2 are in addition to the protective provisions of Article 21.6 hereof.

21.3    RETRACTION AT REQUEST OF SHAREHOLDER AND REDEMPTION BY THE COMPANY

(a) On or at any time after June 30, 2001, the Company shall, after receipt by it of the written request of the holders of not less than 75% of the outstanding Class B, Class D, Class E and Class F Preferred Shares, redeem in whole or in part the Class B, Class D, Class E and Class F Preferred Shares by paying in cash therefor:

        (i) for the Class B Preferred Shares a sum per share equal to U.S. $1.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (defined below) (such total amount is hereinafter referred to as the "Class B Redemption Price");

        (ii) for the Class D Preferred Shares a sum per share equal to U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class D Redemption Price");

        (iii) for the Class E Preferred Shares a sum per share equal to U.S. $1.35 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class E Redemption Price"); and

        (iv) for the Class F Preferred Shares a sum per share equal to U.S. $6.21 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (such total amount is hereinafter referred to as the "Class F Redemption Price").

(b) On or at any time after June 30, 2001, the Company may, after receipt by it of written consent to redemption hereunder of the Class B, Class D, Class E and Class F Preferred

        Shares, from the holders of Class B, Class D, Class E and Class F Preferred Shares representing at least 75% of the voting power of the then outstanding Class B, Class D, Class E and Class F Preferred Shares of this Company, at any time it may lawfully do so, redeem in whole or in part the Class B, Class D, Class E and Class F Preferred Shares by paying in cash therefor a sum equal to the Class B Redemption Price in the case of the Class B Preferred Shares, the Class D Redemption Price in case of the Class D Preferred Shares, the Class E Redemption Price in the case of the Class E Preferred Shares and the Class F Redemption Price in the case of the Class F Preferred Shares so redeemed.

(c)     (i)    In the event of any redemption of only a part of the then
               outstanding Class B, Class D, Class E and Class F Preferred
               Shares, this Company shall, except as provided in Article
               21.3(c)(iii), effect such redemption pro rata in proportion to the aggregate redemption price for each class.

        (ii) Within thirty (30) days after receipt of the written request referred to in Article 21.3(a) or the written consent referred to in Article 21.3(b), as the case may be, the Company shall give written notice by mail, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class B, Class D, Class E and Class F Preferred Shares to be redeemed, at the address last shown on the records of this Company for such holder or given by the holder to this Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of this Company is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date fixed by the Company for the redemption of any Class B, Class D, Class E and Class F Preferred Shares, which date shall be not less than 30 but no more 60 days after the date of such mailing (the "Redemption Date"), the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this Company, in the manner and at the place designated, the holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
               Article 21.3(c)(iii), on or after the Redemption Date, each holder of Class B, Class D, Class E and Class F Preferred Shares to be redeemed shall surrender to this Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (iii) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Class B, Class D, Class E and Class F Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Company or be deemed to be outstanding for any purpose whatsoever. If the funds of this Company legally available for redemption of Class B, Class D, Class E and Class F Preferred Shares on any Redemption Date are insufficient to redeem the total number of Class B, Class D, Class E and Class F Preferred Shares specified in the Redemption Notice to be redeemed on such date, those funds which are legally available will be used as follows:

               A. First, the funds will be used to redeem the maximum possible number of Class F Preferred Shares described in the Redemption Notice at the Class F Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares, Class D Preferred Shares and Class E Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class F Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of the Class F Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(a),

               B. Second, if funds remain after paying in full the Class F Redemption Price to the holders of Class F Preferred Shares, then the funds will be used to redeem the maximum possible number of Class E Preferred Shares described in the Redemption Notice at the Class E Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares and Class D Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class E Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class E Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(b),

               C. Third, if funds remain after paying in full the Class E Redemption Price to the holders of Class E Preferred Shares, then the funds will be used to redeem the maximum possible number of Class D Preferred Shares described in the Redemption Notice at the Class D Redemption Price, in priority and preference to any payment to the holders of Class B Preferred Shares, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class D Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class D Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(c), and

               D. Fourth, if funds remain after paying in full the Class D Redemption Price to the holders of Class D Preferred Shares, then the funds will be used to redeem the maximum possible number of Class B Preferred Shares described in the Redemption Notice at the Class B Redemption Price, and if such funds are insufficient to permit the payment of the full Redemption Price for the Class B Preferred Shares that are described in the Redemption Notice then the funds shall be paid ratably among the holders of Class B Preferred Shares in proportion to the aggregate full preferential amounts to which each holder would otherwise be entitled as provided in Article 21.2(d).

               The Class B, Class D, Class E and Class F Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of Class B, Class D, Class E and Class F Preferred Shares, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed, in the priority set out above.

        (iv) Three days prior to the Redemption Date, this Company shall deposit the Redemption Price of all outstanding Class B, Class D, Class E and Class F Preferred Shares designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of U.S. $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Company shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Class B, Class D, Class E and Class F Preferred Shares to the holders thereof upon surrender of their certificates duly endorsed for transfer. Any moneys deposited by this Company pursuant to this Article 21.3(c) (iv) for the redemption of shares which are thereafter converted into Common Shares pursuant to Article 21.4 hereof no later than the close of business on the Redemption Date shall be returned to this Company forthwith upon such conversion. The balance of any moneys deposited by this Company pursuant to this Article 21.3(c)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Company, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of Class B, Class D, Class E or Class F Preferred Shares and payment of any bond requested by the Company, to receive such monies but without interest from the Redemption Date.

21.4    CONVERSION

The holders of the Existing Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

(a)     Right to Convert.

        (i) Subject to Article 21.4 (c), each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and (in the case of a Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share) prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Company or any transfer agent for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares into such number of fully paid and non-assessable Common Shares as is determined by dividing the Original Class A Issue Price, Original Class B Issue Price, Original Class D Issue Price, Original Class E Issue Price or Original Class F Issue Price as applicable, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for Class A Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be the Original Class A Issue Price, the Original Class D Issue Price, the Original Class E Issue Price and the Original Class F Issue Price, respectively, and the initial Conversion Price per share for Class B Preferred Shares shall be U.S. $0.95 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization); provided, however, that the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be subject to adjustment as set forth in Article 21.4(c).

        (ii) In the event of a call for redemption of any Class B and/or Class D and/or Class E and/or Class F Preferred Shares pursuant to
               Article 21.3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

        (iii) Each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share and Class F Preferred Share shall automatically be converted into Common Shares at the Conversion Price at the time in effect for such Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares immediately upon the earlier of:

               A. the acquisition of all or substantially all of the assets of the Company by a third party or the consummation of a takeover of the Company by a third party as a result of an offer to acquire all of the issued shares of the Company, at a price or consideration which results in payment to all of the shareholders of the Company of not less than U.S. $7.50 per Common Share or Class B Common Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) calculated on a basis that all of the Existing Preferred Shares have been converted to Common Shares and without regard to any liquidation preferences for any class of shares as set forth herein; and

               B. the consummation of the Company's sale of its Common Shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933 of the United States, as amended, the public offering price of which was not less than U.S. $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and U.S. $15,000,000 in the aggregate, provided that the underwriters in such public offering are acceptable to the holders of a majority of the Class B, Class D Class E and Class F Preferred Shares, such acceptance not to be unreasonably withheld.

(b) Mechanics of Conversion. Before any holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be entitled to convert the same to Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Company or of any transfer agent for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, and shall give written notice by mail, postage prepaid, to this Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. This Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. If the conversion is in connection with an acquisition or take-over referred to in Article 21.4(a)(iii)(A) or in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933 of the United States, as amended, as set out in Article 21.4(a)(iii)(B), the conversion may, at the option of any holder tendering Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares for conversion, be conditioned upon the consummation of the acquisition of the assets or the take-over, or conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Shares issuable upon such conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall not be deemed to have converted such Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares until immediately prior to the closing of such acquisition, take-over or sale of securities.

(c) Conversion Price Adjustments of Preferred Shares. The Conversion Price of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be subject to adjustment from time to time as follows:

        (i)    A.     Upon each issuance by the Company of any Additional Shares
                      (as defined below), after the date upon which any of the Class B Preferred Shares were first issued (the "Purchase
                      Date" with respect to the Class A and Class B Preferred
                      Shares) or after the date upon which any shares of the Class D Preferred Shares were first issued (the "Purchase
                      Date" with respect to the Class D Preferred Shares) or after the date upon which any shares of the Class E
                      Preferred Shares were first issued (the "Purchase Date" with respect to the Class E Preferred Shares) or after the date upon which any shares of the Class F Preferred Shares were first issued (the "Purchase Date" with respect to the Class F Preferred Shares), without consideration or for a consideration per share less than the Conversion Price for such class in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such class in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 21.4(c)(i)) be adjusted to a price determined as follows:

                      1. In the case of the Class A Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares and Class B Common Shares outstanding immediately prior to such issuance plus the number of Common Shares and Class B Common Shares which the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of Common Shares and Class B Common Shares outstanding immediately prior to such issuance plus the number of such Additional Shares; and

                      2. In the case of the Class B Preferred Shares no adjustment to the Conversion Price for such class shall be made upon the issuance by the Company of any Additional Shares unless the consideration per share for such issuance is less than U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization). In the event that Additional Shares are issued by the Company for consideration per share which is less than U.S. $0.79 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization), then the Conversion Price for the Class B Preferred Shares will be adjusted to a price determined by multiplying the Conversion Price for Class B Preferred Shares in effect immediately prior to such issuance by a fraction, the numerator of which shall be the new Conversion Price for the Class D Preferred Shares for the issuance of such Class D Preferred Shares and the denominator of which shall be the Conversion Price for the Class D Preferred Shares in effect immediately prior to the issuance of such Additional Shares.

               B. No adjustment of the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be made in an amount less than one cent U.S. per share, provided that any adjustments which are not required to be made by reason of this Article 21.4(c)(i)B shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article 21.4(c)(i)(E)(3) and (4), no adjustment of such Conversion Price pursuant to this Article 21.4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               C. In the case of the issuance of Common Shares or Class B Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               D. In the case of the issuance of Common Shares or Class B Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

               E. In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Shares or Class B Common Shares, securities by their terms convertible into or exchangeable for Common Shares, Class B Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article 21.4(c)(i) and (ii):

                      1. The aggregate maximum number of Common Shares or Class B Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares or Class B Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article 21.4(c)(i)(C) and (D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares or Class B Common Shares covered thereby.

                      2. The aggregate maximum number of Common Shares or Class B Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article 21.4(c)(i)(C)and (D)).

                      3. In the event of any change in the number of Common Shares or Class B Common Shares deliverable or in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares, Class B Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                      4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares and Class B Common Shares (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                      5. The number of Common Shares and Class B Common Shares deemed issued and the consideration deemed paid therefor pursuant to Article 21.4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 21.4(c)(i)(E)(3) or
                             (4).

               (ii) "Additional Shares" shall mean any Common Shares or Class B Common Shares issued (or deemed to have been issued pursuant to Article 21.4(c)(i)(E)) by this Company after the applicable Purchase Date other than:

                      A. Common Shares or Class B Common Shares issued pursuant to a transaction described in Article 21.4(c)(iii),

                      B. Common Shares issuable or issued to employees, consultants or directors of this Company directly or pursuant to a share option plan or restricted share plan approved by the Board of Directors of this Company at any time when the total number of Common Shares so issuable or issued (and any shares repurchased at cost and not cancelled by the Company in connection with the termination of employment which shares shall be available for re-issue by the Company) does not exceed 4,000,000 (adjusted to reflect subsequent stock dividends, stock splits or recapitalization), or

                      C. Common Shares issued or issuable (I) in a public offering before or in connection with which all outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares will be converted to Common Shares or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

               (iii) In the event the Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or Class B Common Shares or the determination of holders of Common Shares or Class B Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares, Class B Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares or Class B Common Shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional Common Shares, Class B Common Shares or the Common Share Equivalents (including the additional Common Shares or Class B Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of such class shall be increased in proportion to such increase of the aggregate of Common Shares and Class B Common Shares outstanding and those issuable with respect to such Common Share Equivalents with the number of shares issuable with respect to Common Share Equivalents determined from time to time in the manner provided for deemed issuances in Article 21.4(c)(i)(E).

        (iv) If the number of Common Shares or Class B Common Shares outstanding at any time after the applicable Purchase Date is decreased by a consolidation of the outstanding Common Shares or Class B Common Shares, then, following the record date of such consolidation, the Conversion Price for the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of such class shall be decreased in proportion to such decrease in outstanding shares.

(d) Other Distributions. In the event this Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Article 21.4(c)(iii), then, in each such case for the purpose of this Article 21.4(d), the holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Company into which their Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares and Class B Common Shares of the Company entitled to receive such distribution.

(e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares or Class B Common Shares (other than a subdivision, consolidation or merger or sale of assets transaction provided for elsewhere in this Article 21.4 or Article 21.2) provision shall be made so that holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall thereafter be entitled to receive upon conversion of the Class A

        Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
        Article 21.4 with respect to the rights of holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares after the recapitalization to the end that the provisions of this Article 21.4 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares), shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. This Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 21.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of holders of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares against impairment.

(g)     No Fractional Shares and Certificate as to Adjustments.

        (i) No fractional shares shall be issued upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares that the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares pursuant to this Article 21.4, this Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth

               (A)    such adjustment and readjustment,

               (B)    the Conversion Price at the time in effect, and

               (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share.

(h) Notices of Record Date. In the event of any taking by this Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this Company shall mail to each holder of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

(i) Reservation of Shares Issuable Upon Conversion. This Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares, in addition to such other remedies as shall be available to the holder of such Existing Preferred Shares, this Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

(j) Notices. Any notice required by the provisions of this Article 21.4 to be given to the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be deemed given if deposited in the United States mail or Canadian mail, postage prepaid, and addressed to each holder of record at that holder's address appearing on the books of this Company.

21.5    VOTING RIGHTS


The holder of each Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share shall have the right to one vote for each Common Share into which such Class A Preferred Share, Class B Preferred Share, Class D Preferred Share, Class E Preferred Share or Class F Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Articles of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote.

21.6    PROTECTIVE PROVISIONS

So long as Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares are outstanding, this Company shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 75% of the then outstanding shares of Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares acting together:

        (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other company (other than a wholly owned subsidiary company) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of; or

        (b) increase the authorized number of Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares.

21.7    STATUS OF CONVERTED OR REDEEMED SHARES

In the event any Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares shall be redeemed or converted pursuant to Article 21.3 or Article 21.4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Company.

21.8 The holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall have the right in priority to any other class, and in priority to any third party, to be offered by the Company the right to subscribe for and purchase:

        (a) the shares of any class that may be authorized and created by the Company subsequent to June 30, 1995; and

        (b) any additional shares of any class existing on June 30, 1995 resulting from any further increase in the Company's authorized capital, subsequent to the said date;

and subject to the provisions of the Company Act, the holders of any other class of shares subordinate to the Class A Preferred, Class B Preferred, Class D Preferred, Class E Preferred and Class F Preferred shareholders waive any right of subscription and purchase that they as holders of such other class may otherwise be entitled to.

21.9    COMMON SHARES

        (a) DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Common Shares and holders of Class B Common Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

        (b) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 21.2.

        (c) REDEMPTION. The Common Shares and Class B Common Shares are not redeemable.

        (e) VOTING RIGHTS. The holder of each Common Share or Class B Common Share shall have the right to one vote for each Common Share or Class B Common Share held, shall be entitled to notice of any shareholders' meeting in accordance with the Articles of this Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

21.10   PREFERRED SHARES

(a) Subject to Section 21.10(c), the Preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any particular series of Preferred shares, alter the memorandum of the Company to fix the number of Preferred shares in, and to determine the designation of the Preferred shares of, each series and alter the memorandum or the articles to create, define and attach special rights and restrictions to the Preferred shares of each series, including, but without limiting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting a payment of dividends on, or the repayment of capital in respect of, any other shares of the Company, and voting rights and restrictions; but no special right or restriction so created, defined or attached may contravene the provisions of Section 21.10(b).

(b) Holders of Preferred shares will be entitled, on the distribution of assets of the Company on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution is made to holders of Common Shares, Class B Common Shares or any other shares of the Company ranking junior to the Preferred shares with respect to repayment of capital, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to holders of Preferred shares of the amounts so payable to them, holders of Preferred shares will not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

(c) So long as any Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares are outstanding, the directors shall not, issue Preferred shares without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 75% of the then outstanding Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares acting together.